UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549 FORM 8-K/A CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2008

EATON VANCE CORP.
(Exact name of registrant as specified in its charter)

Maryland	1-8100	04-2718215
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

255 State Street, Boston, Massachusetts		02109
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 482-8260

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
    (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e -4(c))

INFORMATION INCLUDED IN THE REPORT

Explanatory Note

The undersigned registrant hereby amends and restates its current report on Form 8-K filed with the Securities and Exchange Commission on February 21, 2008.

Item 9.01. Financial Statements and Exhibits

Registrant has issued a correction to its results of operations for the three months ended January 31, 2008, as described in Registrant’s news release dated February 21, 2008, a copy of which is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Exhibit No.	Document
99.1	Press release issued by the Registrant dated February 21, 2008.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EATON VANCE CORP.
(Registrant)

Date:	February 21, 2008	/s/ Robert J. Whelan
Robert J. Whelan, Chief Financial Officer

EXHIBIT INDEX

     Each exhibit is listed in this index according to the number assigned to it in the exhibit table set forth in Item 601 of Regulation S-K. The following exhibit is filed as part of this Report:

Exhibit No.	Description
99.1	Copy of Registrant's news release dated February 21, 2008.

Exhibit 99.1

February 21, 2008

FOR IMMEDIATE RELEASE

EATON VANCE CORP.

ISSUES CORRECTION TO REPORT FOR THE THREE MONTHS ENDED JANUARY 31, 2008

Boston, MA (NYSE:EV)—Eaton Vance issued a correction to a sentence that appeared in a press release issued earlier today. The second sentence in the first paragraph under the heading “First Quarter Highlights” of the press release entitled “Eaton Vance Corp. Report for the Three Months Ended January 31, 2008” should have read as follows:

“Floating-rate bank loan open-end funds experienced net outflows of $0.9 billion, while fixed income open-end funds experienced net inflows of $0.1 billion in the first quarter of fiscal 2008.”

The following is the sentence as it appeared in the earlier press release today:

“Floating-rate bank loan funds and fixed income funds experienced net outflows of $1.2 billion and $1.3 billion, respectively, in the first quarter of fiscal 2008.”

Eaton Vance Corp., a Boston-based investment management firm, is traded on the New York Stock Exchange under the symbol EV. Through its subsidiaries, Eaton Vance Corp. manages funds and separate accounts for individual and institutional clients.